Exhibit 10.1

Execution Version

AMENDMENT NUMBER TWELVE TO

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NUMBER TWELVE TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 18, 2025, and is entered into by and among AMERICAN VANGUARD CORPORATION, a Delaware corporation (“Holdco”), AMVAC CHEMICAL CORPORATION, a California corporation (the “Borrower Agent”), AMVAC NETHERLANDS B.V., a besloten vennootschap met beperkte aansprakelijkheid, organized under the law of the Netherlands (“AMVAC B.V.”, and together with the Borrower Agent, each a “Borrower” and, collectively, “Borrowers”), the direct and indirect subsidiaries of Holdco party to this Amendment as guarantors (collectively, the “Guarantors”), the financial institutions party to this Amendment as lenders (collectively, “Lenders”), BMO BANK, N.A., as successor in interest to BANK OF THE WEST (“BMO”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”).

RECITALS

WHEREAS, Holdco, Borrowers, Lenders, and Agent are parties to that certain Third Amended and Restated Loan and Security Agreement, dated as of August 5, 2021 (as amended, modified, or restated from time to time, the “Loan Agreement”).

WHEREAS, Holdco and Borrowers have requested that the Required Lenders agree to (i) suspend testing of the Total Leverage Ratio covenant for the period ending March 31, 20261, and amend the Total Leverage Ratio covenant for the periods on and after June 30, 2026, and (ii) extend the Revolver Termination Date from August 5, 2026 to December 31, 2026.

WHEREAS, Agent and the Required Lenders have agreed to Holdco and Borrowers’ requests subject to the additional amendments to the Loan Agreement and covenants set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties agree as follows:

1. DEFINITIONS. All terms which are defined in the Loan Agreement shall have the same definition when used herein unless a different definition is ascribed to such term under this Amendment, in which case, the definition contained herein shall govern.

2. AMENDMENTS. The Loan Agreement is amended in the following respects:

2.1 Add Definition of “Amendment No. 12”, “Amendment No. 12 Closing Date”, “Cash Report” and “Foreign Subsidiary”. The following new defined terms are hereby added, in the appropriate alphabetical, to Section 1.1 as follows:

[1]

Pursuant to Amendment Number Eleven to Third Amended and Restated Loan and Security Agreement, testing of the Total Leverage Ratio covenant is currently suspended through the quarterly period ending December 31, 2025.

“Amendment No. 12”: that certain Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement, dated August 6, 2025, by and among Holdco, Borrowers, Lenders party thereto, Agent, Co-Documentation Agents and Lead Arranger and Book Runner.

“Amendment No. 12 Closing Date”: August 18, 2025.

“Cash Report”: with respect to Holdco and any of its Subsidiaries, a certificate in form and substance reasonably satisfactory to Agent reporting as of the applicable date of determination the unrestricted cash and Cash Equivalents of Holdco and such Subsidiaries, less the amount of outstanding checks issued by Holdco and its Subsidiaries against checking accounts maintained with Agent during the immediately preceding two week period which were reported to Agent in a report in form and content acceptable to Agent in its sole discretion.

“Foreign Subsidiary”: any direct or indirect Subsidiary that is not a Domestic Subsidiary.

2.2 Change in the Applicable Margin. Commencing on the Amendment No. 12 Closing Date and continuing at all times thereafter, the Applicable Margins for SOFR, Adjusted Base Rate, Unused Line Fee Rate and Letter of Credit Fee shall be the per annum margins set forth below:

	Revolver Loans		Unused Line Fee Rate	Letter of Credit Fee
Applicable Period	SOFR	Adjusted Base Rate
Amendment No. 12 Closing Date up to and including September 30, 2025	3.75%	2.75%	0.35%	3.75%
Commencing on October 1, 2025, and at all times thereafter	5.25%	4.25%	0.35%	5.25%

2.3 Change in the Definition of Consolidated EBITDA. A new final paragraph is added at the end of the definition of Consolidated EBITDA and shall read as follows:

As of any fiscal quarter in which Holdco and its Subsidiaries incur non-recurring charges related to quality control issues arising from the Marathon product and caused by a third party mixer (“TPM”), the Consolidated EBITDA for such fiscal quarter shall be increased by the amount equal to the lesser of (i) the aggregate amount of such non-cash charges or accrual, and (ii) the actual amount of such cash charge, in either event of charges described in clauses (i) and (ii) not to exceed $10,000,000 in the aggregate; provided, however, that in the event Holdco and its Subsidiaries are reimbursed by (or otherwise receive compensation from) TPM for the charges related to such quality control issues, the Consolidated EBITDA for the fiscal quarter during which such reimbursement is received shall be reduced by the amount of the reimbursement payment received by Holdco and its Subsidiaries.

2.4 Change in the Definition of “Revolver Termination Date”. The definition of “Revolver Termination Date” set forth in Section 1.1 is hereby amended and restated in its entirety to read as follows:

“Revolver Termination Date”: the date is December 31, 2026.

2.5 Eliminate Availability Block. The first sentence in Section 2.1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Each Revolver Loan Lender severally agrees, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Revolver Commitment Termination Date in an aggregate principal amount that will not exceed such Lender’s Pro Rata share of the Revolver Commitments after the deduction of the LC Reserve.

2.6 Reduce Revolver Commitments. The Total Revolver Commitments set forth in Schedule 1.1 are reduced in accordance with the following stepdown schedule and the Pro Rata Share of each Lender’s Revolver Commitment will be reduced based on such reduction schedule:

Time Period	Total Revolver Commitments
Amendment No. 12 Closing Date up to and including November 29, 2025	$245,000,000
November 30, 2025, up to and including December 30, 2025	$225,000,000
December 31, 2025, up to and including March 31, 2026	$200,000,000
March 31, 2026, up to the Revolver Commitment Termination Date	$180,000,000

2.7 Addition of Cash Reporting Requirement. Section 10.1.2 is hereby amended by (a) deleting “and” from the end of subclause (i), (b) replacing “.” at the end of subclause (j) with “; and”, and (c) adding the following subclause (k) at the end thereof:

(k) not later than (i) the first Business Day of each calendar week, commencing on August 25, 2025, deliver to Lender a Cash Report for Holdco and its Domestic Subsidiaries as of the last Business Day of the immediately preceding calendar week, and (ii) not later than the first Business Day of each calendar month, commencing on September 2, 2025, deliver to Lender a Cash Report for Holdco and its Foreign Subsidiaries as of the last Business Day of the immediately preceding calendar month.

2.8 Addition of Negative Covenant Against Hoarding Cash. Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.2.3 Anti-Cash Hoarding. If as of the last Business Day of each week, (i) there shall be Revolver Loans outstanding and (ii) the sum of (x) unrestricted cash and Cash Equivalents of Holdco and its Domestic Subsidiaries, as reflected in the most recent Cash Report delivered by Holdco pursuant to Section 10.1.2(k)(i), plus (y) the sum of unrestricted cash and Cash Equivalents of Holdco’s Foreign Subsidiaries, as reflected in the most recent Cash Report delivered by Borrowers pursuant to Section 10.1.2(k)(ii), minus (z) the lesser of (a) $5,000,000, and (b) the amount of outstanding checks issued by Holdco and its Subsidiaries against checking accounts maintained with Agent during the immediately preceding two week period which were reported to Agent in a report in form and content acceptable to Agent in its sole discretion, is in the aggregate in excess of $20,000,000 (such excess amount is referred to as the “Excess Cash Balance”), then (x) the Borrowers shall not request a Revolver Loan until Agent has received a new Cash Report that reports no Excess Cash Balance and (y) on the first Business Day following the delivery of an applicable Cash Report that reports an Excess Cash Balance, Borrowers shall apply such Excess Cash Balance on the first Business Day following the delivery of such Cash Report to prepay the outstanding principal balance of the Revolver Loans (without premium or penalty). Amounts prepaid pursuant to this Section 10.2.3 may be reborrowed in accordance with Section 2.1.1 so long as such amounts that are reborrowed do not cause a violation of this Section 10.2.3.

2.9 Change in the Total Leverage Ratio Covenant. Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.3.1 Maximum Total Leverage Ratio1. . Commencing on the Fiscal Quarter ended June 30, 2026, maintain a Total Leverage Ratio, measured on a Fiscal Quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
June 30, 2026, and each Fiscal Quarter thereafter	4.00:1.00

3. ADDITION OF MINIMUM TTM CONSOLIDATED EBITDA COVENANT. As of March 31, 2026, Holdco and its Subsidiaries shall have a TTM Consolidated EBITDA of not less than $37,500,000. If Holdco and its Subsidiaries fail to be in compliance with this covenant, an Event of Default shall be deemed to have occurred.

4. AMENDMENT FEES. In connection with this Amendment, Holdco and Borrowers will pay fee (“Fees”) to the Agent pursuant to that certain Fee Letter, of even date herewith, between Holdco and Borrowers, on the one hand, and Agent, on the other hand (the “Fee Letter”).

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT.

5.1 This Amendment shall become effective only upon satisfaction in full of the following conditions precedent:

A. Agent shall have received fully executed counterparts of this Amendment and the Fee Letter.

B. Agent shall have received, in immediately available funds, the Fees and reimbursement of all costs and expenses incurred by Agent in connection with this Amendment, including legal fees and expenses of Agent’s counsel.

6. REPRESENTATIONS AND WARRANTIES. Holdco and each of the Borrowers hereby affirm to Agent and the Lenders:

6.1 All of Holdco and Borrowers’ representations and warranties set forth in the Loan Agreement are true and correct in all material respects (or all respects if already qualified by materiality) as of the date hereof (except for any representations and warranties that expressly relate to an earlier date).

6.2 No event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute a Default or an Event of Default.

7. MINIMUM YEAR TO DATE CONSOLIDATED EBITDA. Holdco and its Subsidiaries shall be required to achieve year to date Consolidated EBITDA (for the avoidance of doubt, the add-backs in the calculation of Consolidated EBITDA, which is a trailing twelve month calculation, shall be applicable to the covenant set forth in this Section 7 even though the covenant in this Section 7 is a year to date calculation), as reflected in the financial statements delivered to Agent and Lenders pursuant to Section 10.1.2(b) of the Loan Agreement, of not less than the following amounts:

As of June 30, 2025	$4,500,000
As of September 30, 2025	$9,500,000
As of December 31, 2025	$35,000,000

The failure of Holdco and its Subsidiaries to achieve the required minimum Consolidated EBITDA shall constitute an Event of Default.

8. LIMITED EFFECT. Except for the specific amendments contained in this Amendment, the Loan Agreement shall remain unchanged and in full force and effect.

9. RELEASE BY HOLDCO, BORROWERS AND GUARANTOR. Holdco, Borrowers and Guarantors (collectively, the “Obligors”), for themselves, and for their respective agents, servants, officers, directors, shareholders, members, employees, heirs, executors, administrators, agents, successors and assigns forever release and discharge Agent and Lenders and their agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Obligors have, now have, or have acquired, individually or jointly, at any time prior to the date of the execution of this Amendment, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Obligors which:

9.1 Arise out of the Loan Documents;

9.2 Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

9.3 Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of Agent or any Lender or any party acting on behalf of Agent or any Lender committed or omitted prior to the date of this Amendment.

10. GOVERNING LAW. This Amendment shall be governed by the laws of the State of New York.

11. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

[Signatures are on the following pages]

IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

HOLDCO AND GUARANTOR:

AMERICAN VANGUARD CORPORATION, a Delaware corporation

By:	/s/ David T. Johnson
Name:	David T. Johnson
Title:	V.P., CFO & Treasurer

BORROWERS:

AMVAC CHEMICAL CORPORATION, a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	Director

AMVAC NETHERLANDS B.V.
a besloten vennootschap met beperkte aansprakelijkheid, organized under the laws of the Netherlands

By:	/s/ Peter Eilers
Name:	Peter Eilers
Title:	Managing Director

GUARANTORS:

GEMCHEM, INC.,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	Vice President, General Counsel and Secretary

2110 DAVIE CORPORATION,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	Vice President, CIO, General Counsel and Secretary

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

AGRINOS, INC.,
a Delaware corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	V.P., CIO, General Counsel and Secretary

ENVANCE TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CIO, General Counsel and Secretary

OHP, INC.,
a California corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CIO, General Counsel and Secretary

TYRATECH, INC.,
a Delaware corporation

By:	/s/ Timothy J. Donnelly
Name:	Timothy J. Donnelly
Title:	CIO, VP, General Counsel and Secretary

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:

BMO BANK, N.A., as successor in interest to BANK OF THE WEST, as Agent (with the consent of the Required Lenders) and as a Revolver Loan Lender and Issuing Bank

By:	/s/ Joseph Podrabsky
Name:	Joseph Podrabsky
Title:	Managing Director

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

AGCOUNTRY FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ Eric Born
Name:	Eric Born
Title:	Vice President Capital Markets

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

COMPEER FINANCIAL, PCA,
as a Lender

By:	/s/ Kevin Buente
Name:	Kevin Buente
Title:	Principal Credit Officer

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender

By:	/s/ Arthur Martinez
Name: Arthur Martinez
Title: Vice President

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

COBANK, ACB,
as a Lender

By:	/s/ Conrado Lima
Name: Conrado Lima
Title: VP – Corporate Banking

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

UMPQUA BANK,
as a Lender

By:	/s/ Gary Gruman
Name: Gary Gruman
Title: SVP & Client Solutions Manager

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement

GREENSTONE FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ Jeremy Reineke
Name: Jeremy Reineke
Title: Managing Director

Amendment Number Twelve to Third Amended and Restated Loan and Security Agreement